                                                                     EXHIBIT 5.1

                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

                        OPINION OF COUNSEL RE: LEGALITY

                                 July 27, 2000

Foothill Independent Bancorp
510 South Grand Avenue
Glendora, California  91741

         Re: Registration Statement on Form S-3 -- Registration No. 33-83854

Ladies and Gentlemen:

         At your request, we have examined Post Effective Amendment No.1 to Registration Statement on Form S-3, Registration No. 33-83854, filed by Foothill Independent Bancorp, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 27, 2000 (as may be amended or supplemented, the "Registration Statement"), relating to the shares of Common Stock of the Company, $.001 par value per share (the "Securities") issuable under the Company's Shareholder Dividend Reinvestment Plan.

         The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement.

         As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Securities.

         Based on the foregoing, it is our opinion that the Securities, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.


                                          Very truly yours,


                                          /s/ STRADLING, YOCCA, CARLSON & RAUTH
                                          --------------------------------------
                                              STRADLING, YOCCA, CARLSON & RAUTH